Exhibit 23.2

                                CONRAD C. LYSIAK
                         ATTORNEY AND COUNSELOR AT LAW
                             601 WEST FIRST AVENUE
                                   SUITE 903
                          SPOKANE, WASHINGTON   99201
                                 (509) 624-1475
                              FAX: (509) 747-1770





                                    CONSENT


      I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement, as amended, (SEC file no. 333-136049) filed with the Securities and Exchange Commission as having opined on the legality of the shares of common stock being registered for resale by certain selling shareholders of the registrant, Cartan Holdings Inc.

            DATED this 18th day of September, 2006.


                                     Yours truly,


                                     /s/ CONRAD C. LYSIAK
				     --------------------
                                     Conrad C. Lysiak